EX-99.906CERT

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

JEFFREY L. STEELE, President and PEO, and Michael W. Stockton, Vice President and Treasurer of Washington Mutual Investors Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended October 31, 2007 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer

WASHINGTON MUTUAL	WASHINGTON MUTUAL
INVESTORS FUND, INC.	INVESTORS FUND, INC.

____________________________	_____________________________
/s/ Jeffrey L. Steele, President	/s/ Michael W. Stockton, Vice President, Treasurer
and Principal Executive Officer                                                                           and Principal Financial Officer

Date: December 20, 2007	Date: December 20, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to WASHINGTON MUTUAL INVESTORS FUND, INC. and will be retained by WASHINGTON MUTUAL INVESTORS FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.